UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 5, 2006

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Blue Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-33297 (Commission File Number)	88-0450923 (IRS Employer Identification No.)

5804 E. Slauson Ave.,
Commerce, CA 90040
(Address of Principal Executive Offices and zip code)

(323) 725-5555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02      Termination of a Material Definitive Agreement.

        On October 5, 2006, Blue Holdings, Inc. (the “Registrant”) agreed to terminate the Letter of Intent previously entered into with Global Fashion Group, SA (“Global Fashion Group”) on March 31, 2006, which would have formed a new joint venture company with a license to produce, manufacture and distribute apparel and accessories for the Registrant’s three principal brands, Antik Denim, Taverniti So Jeans and Yanuk, throughout Europe and other territories. The parties were unable to come to an agreement on the final terms of the license to be held by the joint venture company contemplated under the Letter of Intent.

        Pursuant to the terms of the Letter of Intent, Global Fashion Group paid the Registrant an upfront initial license fee of 200,000 Euros. The Registrant will apply this upfront initial license fee to accounts receivable by the Registrant from Global Fashion Group.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2006	BLUE HOLDINGS, INC. By: /s/ Patrick Chow _____________________________________ Patrick Chow, Chief Financial Officer and Secretary

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